EXHIBIT (a)(1)(viii)

OFFER TO PURCHASE FOR CASH

ALL OUTSTANDING SERIES B SHARES INCLUDING SERIES B SHARES REPRESENTED BY AMERICAN DEPOSITARY SHARES

OF

BANCO SANTANDER MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SANTANDER MÉXICO

AT

Ps.24.52 PER SERIES B SHARE

AND

THE U.S. DOLLAR EQUIVALENT OF Ps.122.6 PER AMERICAN DEPOSITARY SHARE

BY

BANCO SANTANDER, S.A.

THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 8, 2023, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

To Our Clients:

Enclosed for your consideration are an offer to purchase, dated February 7, 2023 (as it may be amended or supplemented from time to time, the “U.S. Offer to Purchase”) and the related Acceptance for Series B Shares (as it may be amended or supplemented from time to time, the “Acceptance for Series B Shares”) corresponding to the U.S. offer to purchase (the “U.S. Offer”) all the issued and outstanding (i) Series B shares (the “Series B Shares”) of Banco Santander México, S.A., Institución de Banca Múltiple, Grupo Financiero Santander México (the “Company”) and (ii) American Depositary Shares (each of which represents five Series B Shares) of the Company (the “ADSs,” and together with the Series B Shares, the “Shares”), in each case other than any Series B Shares or ADSs owned directly or indirectly by Purchaser, for Ps.24.52 in cash per Series B Share, or the U.S. dollar equivalent of Ps.122.6 (based on the U.S.$/Ps. exchange rate on the Expiration Date (as defined in the U.S. Offer to Purchase) as published in the Mexican Federal Official Gazette (Diario Oficial de la Federación) by the Mexican Central Bank (Banco de México)) in cash per ADS (the “U.S. Offer Price”), without interest, upon the terms, and subject to the conditions, set forth in the U.S. Offer to Purchase and the related materials, including the Acceptance for Series B Shares and the letter of transmittal for ADSs (the “ADS Letter of Transmittal”), which, together with any amendments or supplements, collectively constitute the “U.S. Offer.” All capitalized terms not otherwise defined herein are defined in the U.S. Offer to Purchase.

We (or our nominees) are the holder of record of Series B Shares held by us for your account. A tender of such Series B Shares can be made only by us as the holder of record and pursuant to your instructions. If you wish to have us tender any or all of Series B Shares held by us for your account, please so instruct us by completing, executing and returning to us in the enclosed envelope the instruction form set forth below. If you authorize the tender of your Series B Shares, all such Series B Shares will be tendered unless otherwise specified. Upon receipt of your instructions we shall cause the applicable participant in S.D. Indeval, S.A. de C.V., Institución para el Depósito de Valores (“Indeval”) (which may be a securities intermediary or Mexican subcustodian) through which you hold your Series B Shares to complete, sign and submit an Acceptance for Series B Shares to Casa de Bolsa Santander, S.A. de C.V., Grupo Financiero Santander México (“Casa de Bolsa Santander”) and transfer, free of payment through the Indeval system in Mexico, the applicable Series B Shares to Casa de Bolsa Santander. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf through the participant in Indeval prior to the expiration of the acceptance period under the U.S. Offer.

Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the Series B Shares held by us for your account, upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase.

Your attention is directed to the following:

1.	The U.S. Offer commenced on February 7, 2023 and will expire at 5:00 p.m., New York City time, on March 8, 2023, unless extended.

2.	The U.S. Offer is subject to the satisfaction or waiver of the conditions described in “The U.S. Offer―Section 11. Conditions to the U.S. Offer” of the U.S. Offer to Purchase.

3.	Purchaser will not pay any brokerage fees or commissions to any broker or dealer or to any other person in connection with the solicitation of tenders of ADSs or Series B Shares pursuant to the U.S. Offer except as set forth under “The U.S. Offer—Section 14. Fees and Expenses” of the U.S. Offer to Purchase. Brokers, dealers, commercial banks, trust companies and other securities intermediaries will, upon request, be reimbursed by Purchaser for customary mailing and handling expenses incurred by them in forwarding offering materials to their customers.

4.	If required by U.S. federal income tax laws or Mexican tax laws, the custodian (or Mexican subcustodian) generally will be required to backup withhold at the applicable backup withholding rate from any payments made to certain U.S. holders of Series B Shares pursuant to the U.S. Offer.

5.	If you instruct us to tender Series B Shares on your behalf, we will effect that tender through the applicable participant in Indeval (which may be a securities intermediary or Mexican subcustodian) through which you hold Series B Shares. The applicable participant in Indeval shall complete, sign and submit an Acceptance for Series B Shares to Casa de Bolsa Santander and transfer, free of payment through the Indeval system in Mexico, the applicable Series B Shares to Casa de Bolsa Santander.

A valid tender of Series B Shares will be deemed to have been received only if the two conditions below are met:

a.	Casa de Bolsa Santander receives a confirmation of a book-entry transfer before the Expiration Time on the Expiration Date of the Series B Shares into its Indeval account; and

b.	the Indeval participant through which such Series B Shares were tendered delivers before the Expiration Time on the Expiration Date a duly completed and executed Acceptance for Series B Shares to Casa de Bolsa Santander.

6.	Under no circumstances will interest be paid on the U.S. Offer Price, regardless of any extension of the U.S. Offer or any delay in making payment for the Series B Shares.

7.	As of the date of the U.S. Offer to Purchase, the Company’s board of directors has not made any recommendation to its shareholders in connection with the U.S. Offer.

8.	Any Series B Shares being tendered must be delivered in accordance with the procedures described in the U.S. Offer to Purchase on or before the Expiration Time on the Expiration Date.

9.	Following the Offers, Purchaser intends to (i) deregister the Series B Shares from the Mexican National Securities Registry (Registro Nacional de Valores), maintained by the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores), and delist the Series B Shares from the Mexican Stock Exchange (Bolsa Mexicana de Valores, S.A.B. de C.V.), and (ii) remove the ADSs from listing on the New York Stock Exchange and, if at any time after completion of the U.S. Offer the Series B Shares are held of record by fewer than 300 persons, remove the Shares from registration under Sections 12(g) and 15(d) of the Securities Exchange Act of 1934, as amended.

THE MATERIALS RELATING TO THE U.S. OFFER ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF THE SERIES B SHARES HELD BY US (OR OUR NOMINEE(S)) FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME.

U.S. holders should not (i) deliver any Acceptances for Series B Shares or other documentation to Casa de Bolsa Santander (ii) contact Casa de Bolsa Santander or (iii) send any Acceptance for Series B Shares to the Tender Agent.

References herein to Casa de Bolsa Santander are solely to Casa de Bolsa Santander acting in its capacity as intermediary and settlement agent in connection with tenders by U.S. holders of Series B Shares and not in any other capacity. Casa de Bolsa Santander is not registered as a broker or dealer in the United States and will not be engaging in direct or indirect communications relating to the U.S. Offer. The receipt by Casa de Bolsa Santander of an Acceptance for Series B Shares from Indeval participants in Mexico and any other references to Casa de Bolsa Santander shall not be construed as any such form of communication and shall not imply that Casa de Bolsa Santander is carrying out any activity in connection with the U.S. Offer, either as an agent of Purchaser or otherwise.

THE ENCLOSED ACCEPTANCE FOR SERIES B SHARES IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SERIES B SHARES HELD BY US FOR YOUR ACCOUNT. IF YOU WISH TO TENDER SUCH SERIES B SHARES IN THE U.S. OFFER, YOU MUST COMPLETE, SIGN AND RETURN TO US THE INSTRUCTION FORM ATTACHED TO THIS LETTER.

The U.S. Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Series B Shares in any jurisdiction in which the making of the U.S. Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

Payment for Series B Shares accepted for payment pursuant to the U.S. Offer will be made only after timely receipt of the required documents by the Casa de Bolsa Santander in accordance with the procedures set forth in the U.S. Offer to Purchase.

You may request additional information or copies of the U.S. Offer to Purchase from the Information Agent, Morrow Sodali LLC. All questions regarding the U.S. Offer should be directed to the Information Agent at:

Morrow Sodali LLC

509 Madison Avenue

New York, NY 10022

or

Call Toll-Free (800) 662-5200
Email: opasantander@investor.morrowsodali.com

PLEASE READ THE INSTRUCTIONS IN THIS LETTER CAREFULLY.

By causing the participant in Indeval through which you hold your Series B Shares to submit an Acceptance for Series B Shares in Mexico to Casa de Bolsa Santander and to transfer through the Indeval system the applicable Series B Shares to Casa de Bolsa Santander, you will be deemed to represent, warrant and agree with Purchaser, subject to and effective upon Purchaser’s acceptance of your Series B Shares, that:

•	you sell, assign and transfer to Purchaser all right, title and interest in and to all the Series B Shares being tendered and all dividends, distributions and rights declared, paid or distributed in respect of such Series B Shares or securities on or after the Acceptance Time (as defined in the U.S. Offer to Purchase);

•	you shall have no further rights with respect to the tendered Series B Shares, except that you shall have a right to receive from Purchaser the U.S. Offer Price in accordance with the terms and conditions of the U.S. Offer;

•	you have full power and authority to accept the U.S. Offer and to sell, assign and transfer the Series B Shares, and that when the Series B Shares are accepted for purchase by Purchaser, Purchaser will acquire good title thereto, free from all liens, charges, equities, encumbrances, and other interests and together with all rights now or hereinafter attaching thereto, including, without limitation, voting rights and the right to receive all amounts payable to a holder thereof in respect of dividends, interests and other distributions, if any, declared, made or paid after the Acceptance Time with respect to the Series B Shares in respect of which the U.S. Offer is accepted or deemed to be accepted;

•	you will, upon request, execute and deliver any additional documents deemed by Purchaser or the Indeval participant (including pursuant to instructions from Casa de Bolsa Santander in connection with Mexican requirements) to be necessary or desirable to complete the sale, assignment and transfer of the Series B Shares tendered, accompanied by appropriate documentation of transfer, and, pending such remittance and transfer or appropriate assurance thereof;

•	all authority conferred or agreed to be conferred by you shall survive your death or incapacity, and your obligations shall be binding upon your heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns; and

•	you acknowledge that you have received and read the Tender Offer Statement on Schedule TO, the Transaction Statement on Schedule 13E-3, the exhibits thereto and other tender offer documents filed by Purchaser with the SEC relating to the U.S. Offer, including the U.S. Offer to Purchase and the accompanying Acceptance for Series B Shares and its instructions. A copy of the U.S. Offer to Purchase may be obtained at no cost by visiting the website of the SEC at www.sec.gov or by contacting the Information Agent at the telephone numbers provided herein. You agree to be bound by the terms of the U.S. Offer, as described in the U.S. Offer to Purchase and the Acceptance for Series B Shares, and that Purchaser may enforce the Acceptance for Series B Shares against you.

The valid tender of Series B Shares pursuant to the procedures described above will constitute the tendering holder’s acceptance of the terms and conditions of the U.S. Offer. Purchaser’s acceptance for payment of Series B Shares, as described above, will constitute a binding agreement between the tendering security holder and Purchaser upon the terms and subject to the conditions of the U.S. Offer. Under no circumstances will interest be paid on the U.S. Offer Price for the Series B Shares.

The terms and conditions contained in the U.S. Offer to Purchase, as from time to time supplemented or amended, shall be deemed to be incorporated in, and form part of, the Acceptance for Series B Shares, which shall be read and construed accordingly.

THE ACCEPTANCE FOR SERIES B SHARES SHALL NOT BE CONSIDERED COMPLETE AND VALID, AND DELIVERY OF THE CONSIDERATION PURSUANT TO THE U.S. OFFER SHALL NOT BE MADE, UNTIL THE SERIES B SHARES BEING TENDERED AND ALL OTHER REQUIRED DOCUMENTATION HAVE BEEN RECEIVED BY CASA DE BOLSA SANTANDER AS PROVIDED IN THE U.S. OFFER TO PURCHASE AND THE ACCEPTANCE FOR SERIES B SHARES.

INSTRUCTION FORM WITH RESPECT TO

OFFER TO PURCHASE FOR CASH

ALL OUTSTANDING SERIES B SHARES INCLUDING SERIES B SHARES REPRESENTED BY AMERICAN DEPOSITARY SHARES

OF

BANCO SANTANDER MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SANTANDER MÉXICO

AT

Ps.24.52 PER SERIES B SHARE

AND

THE U.S. DOLLAR EQUIVALENT OF Ps.122.6 PER AMERICAN DEPOSITARY SHARE

BY

BANCO SANTANDER, S.A.

PURSUANT TO THE U.S. OFFER TO PURCHASE DATED FEBRUARY 7, 2023

The undersigned hereby instruct(s) you to tender the number of Series B Shares indicated below (and if no number is indicated, all Series B Shares) held by you for the account of the undersigned in accordance with the terms and subject to the conditions set forth in the U.S. Offer to Purchase and in the ADS Letter of Transmittal. The undersigned further instruct(s) you to cause the applicable participant in Indeval (which may be a securities intermediary or Mexican subcustodian) through which the undersigned hold its Series B Shares to complete, sign and submit an Acceptance for Series B Shares to Casa de Bolsa Santander and transfer, free of payment through the Indeval system in Mexico, the applicable Series B Shares to Casa de Bolsa Santander.

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein related to the U.S. Offer. The undersigned understand(s) and acknowledge(s) that all questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of Series B Shares, including questions as to the proper completion or execution of any Acceptance for Series B Shares, will be determined by Purchaser, in its sole discretion and that Purchaser reserves the absolute right to waive any defect or irregularity in any tender of Series B Shares by any holder, whether or not similar defects or irregularities are waived in the case of other holders of Series B Shares.

The undersigned further acknowledge(s) that delivery of this instruction letter does not constitute a valid tender of Series B Shares. A valid tender of Series B Shares will be deemed to have been received only if the two conditions below are met:

a.	Casa de Bolsa Santander receives a confirmation of a book-entry transfer before the Expiration Time on the Expiration Date of the Series B Shares into its Indeval account; and

b.	the Indeval participant through which such Series B Shares were tendered delivers before the Expiration Time on the Expiration Date a duly completed and executed Acceptance for Series B Shares to Casa de Bolsa Santander.

U.S. holders should not (i) deliver any Acceptances for Series B Shares or other documentation to Casa de Bolsa Santander (ii) contact Casa de Bolsa Santander or (iii) send any Acceptance for Series B Shares to the Tender Agent.

References herein to Casa de Bolsa Santander are solely to Casa de Bolsa Santander acting in its capacity as intermediary and settlement agent in connection with tenders by U.S. holders of Series B Shares and not in any other capacity. Casa de Bolsa Santander is not registered as a broker or dealer in the United States and will not be engaging in direct or indirect communications relating to the U.S. Offer. The receipt by Casa de Bolsa Santander of an Acceptance for Series B Shares from Indeval participants in Mexico and any other references to Casa de Bolsa Santander shall not be construed as any such form of communication and shall not imply that Casa de Bolsa Santander is carrying out any activity in connection with the U.S. Offer, either as an agent of Purchaser or otherwise.

THE ENCLOSED ACCEPTANCE FOR SERIES B SHARES IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SERIES B SHARES HELD BY US FOR YOUR ACCOUNT. IF YOU WISH TO TENDER SUCH SERIES B SHARES IN THE U.S. OFFER, YOU MUST COMPLETE, SIGN AND RETURN TO US THE INSTRUCTION FORM ATTACHED TO THIS LETTER.

Number of Series B Shares to be Tendered:	SIGN HERE

Series B Shares*
Signature(s)
Account Number:
Name(s)
Dated ____________
Address(es)
* Unless otherwise indicated, it will be assumed that all Series B Shares held for the undersigned’s account are to be tendered.
Area Code and Telephone Number

Taxpayer Identification or Social Security Number